Exhibit 99.1

Enable Holdings, Inc. Names Patrick L. Neville Chief Executive Officer

Chicago, February 11, 2010 – Enable Holdings, Inc (OTCB: ENAB.OB), (the “Company”), one of the leading asset recovery solution providers for products of the world’s most trusted brands, with operating subsidiaries uBid, Inc., Red.Tag.com, RedTagLive!, Dibu Trading Corporation and Commerce Innovators, announced today Patrick L. Neville, has been named its Chief Executive Officer.  Mr. Neville is a proven leader and turn-around specialist in the areas of merchandising and apparel.  Mr. Neville will also join Enable Holdings’ Board of Directors. Mr. Neville will join the Company effective March 1, 2010 and replace Timothy E. Takesue, who has been serving as the Company’s Interim Chief Executive Officer since December 22, 2009.  Mr. Takesue will return to his position of Executive Vice President of Asset Management, effective February 11, 2010.

Mr. Neville is a successful entrepreneurial leader who has developed, re-engineered and rolled out revised business models in merchandising companies, and is particularly skilled in developing and managing the implementation of turn-around and growth strategies.  He successfully participated in the sale of numerous businesses, under his leadership, after having steered them to achieve profitable growth.

Prior to joining the Company, from 1997 to 2008, Mr. Neville was President, Chief Executive Officer and Vice Chairman of Beautyfirst/Purebeauty of Wichita, Kansas.  At Beautyfirst/Purebeauty, Mr. Neville spear-headed strategic planning and had management responsibility for approximately 2,200 employees, operating more than 120 stores, across the United States, with annual sales exceeding $120,000,000.  He successfully oversaw the sale of Beautyfirst/Purebeauty.  Since 2008, Mr. Neville has been the President and Chief Executive Officer of Paradigm Advisory Group LLC in Wichita, Kansas.  Paradigm provides advisory services with emphasis on crisis management, executive office coaching and restructurings to E-commerce, wholesale, retail and manufacturing companies ranging from start-ups to those with revenues exceeding $500,000,000.

“I am excited to be a part of the management team of Enable Holdings as I believe its existing management has successfully steered the Company through challenging times and has adopted several measures that have positioned the Company for attractive growth potential,” Mr. Neville stated.  “The Company has well-established corporate and consumer relationships demonstrated by the activity in both its online and offline channels of distribution, despite the current economic slowdown. The Company has successfully restructured many aspects of its operations and I look forward to being part of the team to continue to drive profitable growth.”

According to Steve Sjoblad, Chairman of the Board of Directors of Enable Holdings, Inc, “Mr. Neville has extensive hands-on operational and turn-around experience in the field of merchandising which complements the existing management.  We are pleased to have him accept the position of Chief Executive Officer of the Company.”

Mr. Neville has also served as a member of the Board of Directors to the Chicago Apparel Center, Men’s Retail Association, National Retail Federation, L.B.A. National Buying Group, and he is currently serving on the Board of Directors of the International Salon Spa Business Network.

About Enable Holdings, Inc and its subsidiaries

The Company, through its operating subsidiaries uBid, Inc., Red.Tag.com, RedTagLive, Dibu Trading Corporation and Commerce Innovators, offers business-to-consumer and business-to-business online and offline marketplaces in the United States. The Company connects companies, with excess inventory solution needs, with products that include brand names  to corporate and consumer customers.  It provides multi-channel asset recovery solutions that includes online auction platform uBid.com, fixed-price online commerce solution RedTag.com, offline excess inventory solution RedTag Live!, business-to-business solution Dibu Trading Corporation, and upcoming private auction software solution Commerce Innovations.

The Company’s comprehensive solution set efficiently matches corporate sellers and buyers (that are both corporate and consumers) through its various commerce solutions. The Company has helped thousands of businesses sell over $2 billion of excess inventory over the past ten years and has saved consumers hundreds of millions of dollars in the process.  Through its diverse, and complementary, channels of distribution, the Company’s marketplace employs a combination of auction style and fixed price formats which offers its sellers a comprehensive asset recovery solution.

SEC Filings and Forward-Looking Statements

Additional information about the “Company is available in the Company’s annual report in Form 10-K and latest quarterly financial report in Form 10-Q, filed with the Securities and Exchange Commission.  Certain statements made in this release are forward-looking statements.  Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of the Company and markets in which the Company operates.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements.  Factors which may affect the forward looking statements identified above and the Company’s business, financial condition and operating results generally include the effects of adverse changes in the economy, reductions in consumer spending, declines in the financial markets and the industries in which the Company and its partners operate, adverse changes affecting the Internet and e-commerce, the ability of the Company to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment or extension of its relationships with strategic partners, the ability of the Company to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally and the ability of the Company to attract and retain qualified personnel. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by the Company.